Exhibit 99.1

Advaxis Appoints David J. Mauro, M.D., Ph.D., as Chief Medical Officer

Former Executive Director, Section Head Oncology Clinical Development at Merck & Co., Inc. and Director of Erbitux Medical Strategy at Bristol-Myers Squibb to Oversee Advaxis’s Clinical Programs

PRINCETON, NJ, October 20, 2014 — Advaxis, Inc. (NASDAQ:ADXS), a clinical-stage biotechnology company developing cancer immunotherapies, today announced that it has appointed David J. Mauro, M.D., Ph.D., as Executive Vice President, Chief Medical Officer of Advaxis. Dr. Mauro brings to Advaxis more than 14 years of experience in oncology drug development, clinical research, and medical affairs. In his role as Chief Medical Officer, Dr. Mauro will oversee the Company’s clinical immuno-oncology programs that utilize bioengineered live attenuated bacteria, Listeria monocytogenes (Lm), to actively suppress key components in the tumor microenvironment that contribute to the tumors growth and protection from immunologic attack.

Dr. Mauro most recently served as Executive Director, Section Head Oncology Clinical Development at Merck & Co., Inc. (“Merck”), known as MSD outside the United States and Canada, where he was involved in the strategic oversight and tactical implementation of the clinical development and translational science for multiple programs within the oncology portfolio, including its recently approved PD-1 inhibitor, Keytruda® (pembrolizumab). Prior to joining Merck, Dr. Mauro was Director at Bristol-Myers Squibb Company, where his responsibilities included Erbitux® (cetuximab) Medical Strategy and Oncology Early Development. While at Bristol-Myers Squibb, he was responsible for all life cycle management activities for Erbitux, as well as medical affairs related activities. During his career, Dr. Mauro has participated in multiple FDA submissions and approvals, including three successful new drug applications (NDAs) for Erbitux, Sprycel® (dasatinib) and Sylatron™ (peginterferon alfa-2b), and two PMA filings for EGFR PharmDx and KRAS Companion Diagnostics. Dr. Mauro received his Bachelor of Science in Biochemistry from Cornell University and his medical degree and his doctorate (Ph.D.) in pharmacology from Temple University School of Medicine. He completed his residency training at the National Cancer Institute, National Institutes of Health.

Dr. Mauro will enhance the Advaxis science team, working alongside Dr. Robert Petit, Advaxis’s Executive Vice President, and Chief Scientific Officer. Among their joint initiatives, Drs. Petit and Mauro will spearhead a significant expansion of Advaxis research activities targeted toward consolidating the role of Lm-LLO immunotherapies as a valuable component of combination cancer immunotherapy. Specifically, Drs. Petit and Mauro will seek to facilitate translational studies as Advaxis progresses new Lm-LLO treatments and combination immunotherapy regimens from the research labs to the clinic.

“Dr. Mauro brings a wealth of experience overseeing the design, conduct and management of clinical trials,” said Daniel J. O’Connor, President and Chief Executive Officer of Advaxis. “His expertise will be essential as we advance the clinical development of our proprietary Lm-LLO cancer immunotherapies and prepare to initiate multiple clinical trials in the coming months. We are proud to have Dr. Mauro join our team and look forward to his contributions as Advaxis establishes its position among the leaders in cancer immunotherapy.”

Dr. Mauro will oversee the Company’s clinical programs, including the planned Phase 3 clinical trial in cervical cancer, the Phase I/II study with ADXS-HPV in combination with MedImmune’s investigational anti-PD-L1 immune checkpoint inhibitor, MEDI4736, in advanced, recurrent or refractory human papillomavirus (HPV)-associated cervical cancer and HPV-associated head and neck cancer, and the Phase I/II study with ADXS-PSA in combination with Merck’s approved PD-1 inhibitor, Keytruda, in metastatic, castration-resistant prostate cancer.

“I am excited to join Advaxis at such an important time in the Company’s development,” stated Dr. Mauro. “I look forward to managing the planned Phase 3 clinical trial in cervical cancer, as well as the early stage monotherapy and combination therapy trials. Overall, I believe there is great potential in the medical community for cancer immunotherapies, and I look forward to advancing Advaxis’s unique technology.”

In connection with his appointment, Dr. Mauro received a one-time inducement award of 165,000 restricted shares, of which 55,000 (33%) are fully vested and as of the grant date. The remaining shares vest annually over a two-year period. The Board of Directors’ Compensation Committee approved the award as an inducement material to Dr. Mauro’s entering into employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4).

About Advaxis, Inc.

Advaxis is a clinical-stage biotechnology company developing multiple cancer immunotherapies based on its proprietary platform intended to redirect the immune system to kill cancer. The Advaxis Lm-LLO technology, using bioengineered live attenuated Listeria monocytogenes bacteria, is the only known cancer immunotherapy agent shown in preclinical studies to both generate cancer fighting T-cells directed against a cancer antigen and neutralize Tregs and MSDCs, that protect the tumor microenvironment from immunologic attack and contribute to tumor growth. Advaxis’s lead immunotherapy, ADXS-HPV, targets human papillomavirus (HPV)-associated cancers and is in clinical trials for three indications: Phase 2 in invasive cervical cancer, Phase 1/2 in head and neck cancer, and Phase 1/2 in anal cancer. The FDA has granted Advaxis orphan drug designation for each of these three indications. The Company plans to initiate a registration clinical program for cervical cancer in 2015 and has established licensing partners in India and Asia for commercialization in those regions. Advaxis is planning to evaluate the combination of ADXS-HPV with an anti-PD-L1 immune checkpoint inhibitor in HPV-associated cervical cancer and head and neck cancer.

Advaxis’s second Lm-LLO immunotherapy candidate in clinical testing will be ADXS-PSA, which is being developed to address prostate cancer. Advaxis is planning to file an IND with the FDA and initiate a Phase 1/2 clinical study with ADXS-PSA alone and in combination with a PD-1 checkpoint inhibitor. Advaxis is also developing Lm-LLO immunotherapy ADXS-cHER2, to target the Her2 receptor overexpressing cancers. Her2 is overexpressed in certain solid-tumor cancers, including pediatric bone cancer (or osteosarcoma), breast cancer, esophageal, and gastric cancer. Advaxis is developing ADXS-cHER2 for both human and animal-health, and has seen promising results in canine osteosarcoma, which is considered a model for human osteosarcoma. Advaxis is planning to file an IND for ADXS-cHER2 in Her2 overexpressing cancers and to conduct a clinical program in pediatric osteosarcoma. Advaxis has licensed ADXS-cHER2 and three other immunotherapy constructs to Aratana Therapeutics, Inc.

For more information please visit www.advaxis.com.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to: statements regarding Advaxis’s ability to develop the next generation of cancer immunotherapies; the safety and efficacy of Advaxis’s proprietary immunotherapy, ADXS HPV; whether Advaxis immunotherapies can redirect the powerful immune response all human beings have to the bacterium to cancers. These forward-looking statements are subject to a number of risks, including the risk factors set forth from time to time in Advaxis’s SEC filings, including but not limited to its report on Form 10-K for the fiscal year ended October 31, 2013, which is available at http://www.sec.gov. Advaxis undertakes no obligation to publicly release the result of any revision to these forward-looking statements, which may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. You are cautioned not to place undue reliance on any forward-looking statements.

Keytruda is a registered trademark of Merck & Co.

Sprycel is a registered trademark of Bristol-Myers Squibb Company.

Erbitux is a registered trademark of ImClone LLC, a wholly-owned subsidiary of Eli Lilly and Company.

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CONTACTS:

Company:

Advaxis, Inc.

Gregory T. Mayes, Executive Vice President and COO

mayes@advaxis.com

609.452.9813 Ext. 102

Investors & Media:

MDB Communications LLC

Michael D. Becker, President

michael@mdbllc.com

215.310.5195 Ext. 101